UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     December 27, 2011

GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0908171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N. Military Trail, Suite 275, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 988-1988

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers;

By resolution of the Board dated December 22, 2011, Billy Caudill was appointed President, Chief Operating Officer and Director of the Company effective December 27, 2011.  Billy Caudill has served as President of Digital Comm, Inc., the Company’s operating subsidiary since that entity’s inception in 2006.

Beginning his career in the Central Office division of GTE, Mr. Caudill has successfully started and managed several public and private telecommunication companies. Having over 30 years of significant Telecom Operational and  Management experience has made Mr. Caudill knowledgeable in Central Office Engineering and Installation, the construction of Broadband Networks, Network Integration, Structured Cabling and Switching Equipment Installations, LAN / WAN applications and technician staffing and training. In 1992, he became the President and Chief Executive Officer of Able Telcom Holding Corp, a holding company consisting of ten subsidiaries providing diversified telecommunications and infrastructure services throughout Latin America and the United States. During his tenure with Able, the company had over 700 employees, experienced rapid growth with record earnings and revenues and was voted Florida Trend Magazine's top growth company for 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROUP HOLDINGS, INC.

Date: December 27, 2011	By: /s/ Gideon Taylor
Gideon Taylor, Chief Executive Officer